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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-104455

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 24, 2003)

$5,000,000

The Bear Stearns Companies Inc.

Accelerated Market Participation Securities
(Linked to the S&P 500 Index)
("AMPS")

-    The AMPS are unsecured obligations of The Bear Stearns Companies Inc.

-    The AMPS are linked to the value of the S&P 500 Composite Price Index (the "Index") as described below.

-    The AMPS will be automatically exercised on October 21, 2004, the expiration date. We will not make any payments on the AMPS prior to the expiration date.

-    The AMPS will be issued in book-entry form.

-    The AMPS have been approved for listing (subject to official notice of issuance) on the American Stock Exchange LLC under the trading symbol "BST.WS".

-    The amount you receive upon exercise of the AMPS will be based upon the percentage change in the value of the Index. If the value of the Index has increased over the term of the AMPS, upon exercise you will receive a payment per AMPS based upon triple the percentage increase of the Index, not to exceed a maximum payment of $5.75 (115% of the public offering price) per AMPS, as described in this prospectus supplement.

-    If the value of the Index has decreased over the term of the AMPS, upon exercise you will receive a payment per AMPS based on that percentage decrease. As a result, you may receive less, and possibly significantly less, than the original public offering price of $5 per AMPS.

        INVESTMENT IN THE AMPS INVOLVES CERTAIN RISKS. THERE MAY NOT BE A SECONDARY MARKET IN THE AMPS, AND IF THERE WERE TO BE A SECONDARY MARKET, IT MAY NOT BE LIQUID. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT.

        "Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by The Bear Stearns Companies Inc. The AMPS are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the AMPS.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the AMPS or determined that this prospectus supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Warrant	Total
Initial public offering price	$5	$5,000,000
Underwriting discount	1.5%	$75,000
Proceeds, before expenses, to us	98.5%	$4,925,000

        We expect that the AMPS will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about July 23, 2003, against payment in immediately available funds. The distribution of the AMPS will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

        After this offering is complete, the Underwriter may use this prospectus supplement and prospectus in connection with market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. The Underwriter may act as principal or agent in these transactions.

Bear, Stearns & Co. Inc.

July 17, 2003

        Offers and sales of the AMPS are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the AMPS in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any AMPS must inform themselves about and observe any applicable restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of the AMPS.

        We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.

        You must read this prospectus supplement and the accompanying prospectus as one along with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information"). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

CERTAIN DEFINITIONS

        Unless otherwise stated in this prospectus supplement:

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  the "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

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  "AMEX" refers to the American Stock Exchange LLC;

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  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

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  "BSB" refers to Bear Stearns Bank plc;

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  "BSSC" refers to Bear, Stearns Securities Corp.;

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  "BSIL" refers to Bear, Stearns International Limited;

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  "NYSE" refers to the New York Stock Exchange, Inc.; and

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  "US dollars," "dollars," "US $" and "$" refer to the lawful currency of the United States of America.

        Other capitalized terms that are used but not defined in this prospectus supplement shall have the meanings given to them in the prospectus.

        Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

SUMMARY INFORMATION—QUESTIONS AND ANSWERS

What are the AMPS?

        The AMPS will constitute direct, unconditional and unsecured obligations of the Company and will rank equally, without any preferences among themselves, with all our other existing and future unsecured and unsubordinated debt. Because we are a holding company, the AMPS will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.
At May 31, 2003:

  •
  we had outstanding (on an unconsolidated basis) approximately $39.8 billion of debt and other obligations, including approximately $36.7 billion of unsecured senior debt and $2.5 billion of unsecured inter-company debt; and

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  our subsidiaries had outstanding (after elimination of inter-company items) approximately $163.9 billion of debt and other obligations (including $45.5 billion related to securities sold under repurchase agreements, $60.7 billion related to payables to customers, $29.2 billion related to financial instruments sold, but not yet purchased, and $28.5 billion of other liabilities, including $15.9 billion of debt).

        Each AMPS shall represent the right to receive the Cash Settlement Value, as set forth below. The AMPS will be automatically exercised on the expiration date, October 21, 2004.

        Each AMPS will have an original offering price of $5.00. You will not have the right to receive physical certificates evidencing your ownership of the AMPS, except under limited circumstances. Instead, we will issue the AMPS in the form of a global certificate, which will be held by The Depository Trust Company ("DTC") or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the AMPS by individual investors. You should refer to "Description of AMPS—Book-Entry Warrants—Registration, Transfer and Payments" as set forth below.

What Will I Receive Upon Exercise of the AMPS?

        Upon exercise of the AMPS, for each AMPS you own, you will receive a payment equal to the "Cash Settlement Value". The Cash Settlement Value to which you will be entitled depends entirely on the relation of the Final Index Level to the Initial Index Level:

  (i)
  If the Final Index Level is greater than or equal to the Initial Index Level, the Cash Settlement Value per AMPS will equal:

provided, however, the Cash Settlement Value cannot exceed $5.75 per AMPS (the "Capped Value").

  (ii)
  If the Final Index Level is less than the Initial Index Level, the Cash Settlement Value per AMPS will equal:

        For purposes of this formula:

        The "Initial Index Level" equals 981.73, the closing value of the Index on July 17, 2003, the date the AMPS were priced for initial sale to the public.

        The "Final Index Level" will be determined by the calculation agent and will equal the closing value of the Index on October 18, 2004, the "valuation date".

        You should understand that the opportunity to participate in the possible increases in the value of the Index through an investment in the AMPS is limited because the amount that you receive upon exercise of the AMPS will never exceed the Capped Value, which represents an appreciation of 15% over the original public offering price of the AMPS. However, in the event that the value of the Index declines over the term of the AMPS, the amount you receive upon exercise of the AMPS will be proportionately less than the original public offering price and you may therefore lose a part or all of your initial investment in the AMPS.

        For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to "Description of the AMPS" in this prospectus supplement.

Will I Receive any Periodic Payments on the AMPS?

        You will not receive any periodic payments on the AMPS, but will instead receive a Cash Settlement Value upon exercise of the AMPS. We have designed the AMPS for investors who are willing to forgo periodic market payments on the AMPS in exchange for the ability to participate in changes in the value of the Index over the term of the AMPS.

Will I Receive Dividends on the AMPS?

        You will not receive any dividend payments on the AMPS nor will your return on the AMPS reflect the payment of dividends on the stocks underlying the Index.

What is the Index, and What Does it Measure?

        Unless otherwise stated, all information on the Index that is provided in this prospectus supplement is derived from Standard & Poor's or other publicly available sources. The Index is published by Standard & Poor's, and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time, compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of June 30, 2003, the 500 companies included in the Index had an approximate aggregate market value of $9.0 trillion and represented approximately 84.7% of the aggregate market value of common stocks traded on the NYSE.

        Standard & Poor's chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include: the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. As of June 30, 2003, the 500 companies included in the Index were divided into the following ten sectors (with the number of companies included in each sector indicated in parentheses): Consumer Discretionary (86), Consumer Staples (37), Energy (23), Financials (82), Health Care (46), Industrials (60), Information Technology (83), Materials (34), Telecommunication Services (12) and Utilities (37). Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above. For more information, please refer to "Description of the Index" in this prospectus supplement. Please note that an investment in the AMPS does not entitle you to any ownership or other interest in the stocks of the companies included in the Index.

How has the Index Performed Historically?

        We have provided a table showing the closing values of the Index on the last Index Business Day of each month from January 1997 to June 2003, and the closing values of the Index on the last Index Business Day of December from 1947 through 2002. You can find these tables in the section "Description of the Index—Historical Data on the Index" in this prospectus supplement. We have provided this historical information to help you evaluate the behavior of the Index in various economic environments; however, past performance is not necessarily indicative of how the Index will perform in the future. You should refer to "Risk Factors—The Historical Performance of the Index is not an Indication of the Future Performance of the Index" in this prospectus supplement.

Will the AMPS be Listed on a Securities Exchange?

        The AMPS have been approved for listing (subject to official notice of issuance) on the AMEX. You should be aware that the listing of the AMPS on the AMEX will not necessarily ensure that a liquid trading market will be available for the AMPS. You should refer to "Risk Factors—There may be no Secondary Market for the AMPS" in this prospectus supplement.

What is the Role of Our Subsidiary, Bear Stearns?

        Our subsidiary, Bear Stearns, will be our underwriter for the offering and sale of the AMPS. After the initial offering, Bear Stearns intends to buy and sell the AMPS to create a secondary market for holders of the AMPS, and may stabilize or maintain the market price of the AMPS during the initial distribution of the AMPS. However, Bear Stearns will not be obligated to engage in any of these market activities or continue them once they are begun.

        Bear Stearns also will be our calculation agent for purposes of calculating the Cash Settlement Value, including making certain determinations and judgments in connection with calculating the Index values, or deciding whether a market disruption event has occurred. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns' status as our subsidiary, and its responsibilities as calculation agent. However, rules and regulations regarding broker-dealers (such as Bear Stearns) require Bear Stearns to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the AMPS to restrict the use of information relating to the calculation of the Index values that the calculation agent may be required to make prior to the dissemination of such Index values. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith, and using its reasonable judgment. You should refer to "Risk Factors—The Calculation Agent is One of Our Affiliates, Which Could Result in a Conflict of Interest" in this prospectus supplement.

Can You Tell Me More About The Bear Stearns Companies Inc.?

        We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section entitled "The Bear Stearns Companies Inc." in the accompanying prospectus. You should also read the other documents we have filed with the Securities and Exchange Commission, which you can find by referring to the section entitled "Where You Can Find More Information" in the accompanying prospectus.

Who Should Consider Purchasing the AMPS?

        Since the AMPS are tied to the results of an underlying equity index, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of the underlying stocks comprising the Index with risk limited to the cost of the AMPS they purchase. In particular, the AMPS may be an attractive investment for investors who:

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  have a moderately bullish view of the Index;

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  believe that the Index will not increase by more than 15% and are willing to take the risk that the Index may decrease in value; and

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  are willing to forgo dividend payments on the stocks underlying the Index in return for levered upside participation.

What are the U.S. Federal Income Tax Consequences of Investing in the AMPS?

        The U.S. federal income tax consequences of an investment in the AMPS are complex and uncertain. By purchasing an AMPS, you will agree to treat the AMPS for all tax purposes as pre-paid cash-settled forward contracts linked to the value of the Index. Under this treatment of an AMPS, you should be required to recognize gain or loss to the extent that the cash you receive on the exercise date or upon a sale or exchange of an AMPS prior to the exercise date differs from your tax basis on the AMPS (which will generally be the amount you paid for the AMPS). You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations" in this prospectus supplement.

Does ERISA Impose any Limitations on Purchases of the AMPS?

        An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be "plan assets" under ERISA regulations, will be permitted to purchase, hold and dispose of the AMPS only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the AMPS will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available. Government plans subject to any substantially similar law will also be subject to this condition.

Are There any Risks Associated with my Investment?

        Yes, the AMPS are subject to a number of risks. You should refer to "Risk Factors" in this prospectus supplement.

RISK FACTORS

        Your investment in the AMPS involves a degree of risk similar to investing in the Index. Prospective purchasers of the AMPS should recognize the possibility of a substantial loss with respect to their investment in the AMPS. Prospective purchasers of the AMPS should understand the risks of transactions in equity-indexed instruments and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the AMPS in light of their particular financial circumstances, the following risk factors and the other information set forth in this prospectus supplement and the accompanying prospectus.

You may not Earn a Return on Your Investment

        We will not repay you a fixed amount of principal on the AMPS upon the exercise of such AMPS. The payment upon exercise of the AMPS will depend on the change in the value of the Index. Because the value of the Index is subject to market fluctuations, the amount of cash you receive upon the exercise of the AMPS may be more or less than the original public offering price of the AMPS. If the Final Index Level is less than the Initial Index Level, the Cash Settlement Value will be less than the original public offering price of each AMPS, in which case your investment in the AMPS will result in a loss to you. Additionally, although any positive return on the AMPS is based on triple the amount of the percentage increase in the Index, in no event will the amount you receive upon exercise be greater than the Capped Value.

Your Return is Limited and will not Reflect the Return of Owning the Stocks Included in the Index

        You should understand that the opportunity to participate in the possible increases in the value of the Index through an investment in the AMPS is limited because the amount that you receive upon exercise of the AMPS will never exceed the Capped Value, which represents an appreciation of 15% over the original public offering price of the AMPS. However, in the event that the value of the Index declines over the term of the AMPS, you will realize the entire decline and will lose a part or all of your initial investment.

        In addition, your return will not reflect the return you would realize if you actually owned the stocks underlying the Index and received the dividends paid on those stocks because the value of the Index is calculated by reference to the prices of the common stocks included in the Index without taking into consideration the value of dividends paid on those stocks.

You will not Receive any Periodic Payments on the AMPS

        You will not receive any periodic payments on the AMPS, but will instead receive the Cash Settlement Amount upon exercise of the AMPS. We have designed the AMPS for investors who are willing to forgo periodic market payments on the AMPS in exchange for the ability to participate in changes in the value of the Index over the term of the AMPS.

Because the Treatment of the AMPS is Uncertain, the Material U.S. Federal Income Tax Consequences
  of an Investment in the AMPS are Uncertain

        You should consider the tax consequences of investing in the AMPS, aspects of which are uncertain. There is no direct legal authority as to the proper tax treatment of the AMPS, and therefore significant aspects of the tax treatment of the AMPS are uncertain. In particular, it is possible that you will be required to recognize income for U.S. federal tax purposes with respect to the AMPS prior to the sale, exchange or exercise of the AMPS; and it is possible that any gain or income recognized with respect to the AMPS will be treated as ordinary income rather than capital gain. Please read carefully the section entitled "Certain U.S. Federal Income Tax Considerations" in this prospectus supplement.

Your Return on the AMPS will not Reflect Dividends on the Stocks of the Index

        The Index does not reflect the payment of dividends on the stocks underlying it. Therefore, the return based on the Index to the expiration of the AMPS will not produce the same return as if you had purchased such underlying stocks and held them for a similar period because Standard & Poor's calculates the Index by reference to the prices of stocks comprising the Index without taking into consideration the value of any dividends paid on those stocks. You should refer to "Description of the AMPS" below.

The Historical Performance of the Index is not an Indication of the Future Performance of the Index

        The historical performance of the Index, which is included in this prospectus supplement, should not be taken as an indication of the future performance of the Index. While the trading prices of the underlying stocks of the Index will determine the value of the Index, it is impossible to predict whether the value of the Index will fall or rise. Trading prices of the underlying stocks of the Index will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or of a particular underlying stock.

The Price, if any, at Which You will be able to Trade Your AMPS Prior to the Expiration Date of such AMPS will Depend on a Number of Factors, and may be Substantially Less Than You had Originally Invested

        We believe that the value of your AMPS will be affected by the supply of and demand for the AMPS, the value of the Index, and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your AMPS prior to exercise may be substantially less than the amount you originally invested if, at such time, the value of the Index is less than, equal to or not sufficiently above the value of the Index when you purchased the AMPS. The following paragraphs describe what we expect to be the impact on the market value of the AMPS with a change in a specific factor, assuming all other conditions remain constant.

  •
  Value of the Index. We expect that the market value of the AMPS will likely depend substantially on the amount, if any, by which the value of the Index exceeds or does not exceed the Initial Index Level. If you choose to sell your AMPS when the value of the Index exceeds the Initial Index Level, you may receive substantially less than the amount that would have been payable upon exercise based on this value because of the expectation that the Index will continue to fluctuate between such time, and the time when the reference Final Index Level is determined. If you choose to sell your AMPS when the value of the index is below the Initial Index Level, you may receive less than your initial principal investment. In addition, the payment at expiration on the AMPS will not exceed the Capped Value, therefore we do not expect the AMPS will trade in the secondary market above the Capped Value.

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  Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases or decreases, the trading value of the AMPS may be adversely affected. The effect of the volatility of the Index on the market value of the AMPS will likely decrease over time during the term of the AMPS.

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  Interest rates. We expect that the market value of the AMPS will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the AMPS may decrease, and if U.S. interest rates decrease, the value of the AMPS may increase. Interest rates may also affect the economy and, in turn, the value of the Index, which (for the reasons discussed above) would affect the value of the AMPS. Rising interest rates may lower the value of the Index and, thus, the value of the AMPS. Falling interest rates may increase the value of the Index and, thus, the value of the AMPS.

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  Dividend Yields. If dividend yields on the underlying stocks comprising the Index increase, the trading value of the AMPS may be adversely affected since the Index does not incorporate the value of dividend payments. Conversely, if dividend yields on the stocks comprising the Index decrease, the trading value of the AMPS may be favorably affected.

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  Time remaining to expiration. As the time remaining prior to exercise of the AMPS decreases, the "time premium" associated with the AMPS will decrease. The "time premium" results from expectations concerning the value of the Index during the period prior to the exercise of the AMPS. However, as the time remaining prior to exercise of the AMPS decreases, this time premium may decrease, decreasing the market value of the AMPS.

  •
  Events involving the companies comprising the Index. General economic conditions and earnings results of the companies whose common stocks comprise the Index, and real or anticipated changes in those conditions or results, may affect the market value of the AMPS. In addition, if the dividend yields on those common stocks increase, the value of the AMPS may be adversely affected, because the Index does not incorporate the value of dividend payments. Conversely, if dividend yields on the common stocks decrease, the value of the AMPS may be favorably affected.

  •
  Size and liquidity of the trading market. Although the AMPS have been approved for listing (subject to official notice of issuance) on the AMEX, there may not be a secondary market in the AMPS. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market. The development of a trading market for the AMPS will depend on our financial performance and other factors such as the increase, if any, in the value of the Index. If the trading market for the AMPS is limited, there may be a limited number of buyers for your AMPS if you do not wish to hold your investment until expiration. This may affect the price you receive.

        We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the AMPS attributable to another factor, such as an increase in the value of the Index.

Your Return on the AMPS is Dependent Upon the Company's Credit Ratings, Financial Condition and Results of Operations

        Actual or anticipated changes in our credit ratings, financial condition or results of operations may significantly affect your ability to trade out of the AMPS prior to expiration, or the value of the AMPS, if you hold them until expiration.

There may be no Secondary Market for the AMPS

        Although the AMPS have been approved for listing (subject to official notice of issuance) on the AMEX, there may not be a secondary market in the AMPS and, if there were to be a secondary market, it may not be liquid. Accordingly, the liquidity of the AMPS may be limited and, under certain circumstances, nonexistent. However, Bear Stearns intends under ordinary market conditions to indicate prices in the AMPS on request, although there can be no assurance at which price such a bid would be made. The price given, if any, will be affected by many factors including, but not limited to: the remaining term of the AMPS, the general level of interest rates, the current level of the Index and the cost to us of unwinding any related hedging activity or any funding arrangement.

Purchases and Sales by Us and Our Affiliates may Affect Your Return

        We and our affiliates may from time to time buy or sell the stocks underlying the Index or futures or options contracts on the Index for our own accounts for business reasons and expect to enter into these transactions in connection with hedging our obligations under the AMPS. These transactions could affect the price of these stocks and, in turn, the value of the Index in a manner that could be adverse to your investment in the AMPS.

The Calculation Agent is One of Our Affiliates, Which Could Result in a Conflict of Interest

        Bear Stearns will act as the calculation agent. The calculation agent will make certain determinations and judgments in connection with calculating the Index values, or deciding whether a market disruption event has occurred. You should refer to "Description of the AMPS—Discontinuance of the Index" and "—Adjustments to the Index" and "—Market Disruption Events" below. Because Bear Stearns is our affiliate, conflicts of interest may arise in connection with Bear Stearns performing its role as calculation agent. Rules and regulations regarding broker-dealers (such as Bear Stearns) require Bear Stearns to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the AMPS to restrict the use of information relating to the calculation of the Index values that the calculation agent may be required to make prior to the dissemination of such Index values. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith, and using its reasonable judgment.

        Bear Stearns and its affiliates may, at various times, engage in transactions involving the stocks underlying the Index for their proprietary accounts, and for other accounts under their management. These transactions may influence the value of such stocks, and therefore the value of the Index. BSIL, an affiliate of Bear Stearns, will also be the counterparty to the hedge of our obligations under the AMPS. You should refer to "Use of Proceeds and Hedging" below. Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns' responsibilities as calculation agent with respect to the AMPS and BSIL's obligations under our hedge.

The Policies of the Index Sponsor and Changes that Affect the Index or the Index Stocks Could Affect the Amount Payable on Your AMPS and its Market Value

        The policies of the Index sponsor concerning the calculation of the Index level, additions, deletions or substitutions of Index stocks and the manner in which changes affecting the Index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the Index level could affect the Index level and, therefore, the amount payable on your AMPS on the stated expiration date and the market value of your AMPS before that date. The amount payable on your AMPS and its market value could also be affected if the Index sponsor changes these policies, for example, by changing the manner in which it calculates the Index level, or if the Index sponsor discontinues or suspends calculation or publication of the Index level, in which case it may become difficult to determine the market value of your AMPS.

There is no Affiliation Between Us and the Index Stock Issuers, and We are not Responsible for any Disclosure by the Index Stock Issuers

        The Company is traded on the NYSE and is one of the 500 companies that comprise the Index. Other than as set forth above, the Company is not affiliated with the issuers of the Index stocks or the Index sponsor. As we have told you above, however, we or our affiliates may currently or from time to time in the future engage in business with the Index stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the Index stock issuers. You, as an investor in your AMPS, should make your own investigation into the

Index and the Index stock issuers. See "Description of the Index" below for additional information about the Index. Neither the Index sponsor nor the Index stock issuers are involved in this offering of your AMPS in any way and none of them have any obligation of any sort with respect to your AMPS. Thus, neither the Index sponsor nor the Index stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your AMPS.

The Payments You Receive on the AMPS may be Delayed or Reduced Upon the Occurrence of a Market Disruption Event or an Event of Default

        If the calculation agent determines that, on the valuation date, a market disruption event has occurred or is continuing, the determination of the value of the Index by the calculation agent may be deferred. As a result, the expiration date for your AMPS may also be delayed for up to five consecutive Index Business Days. If this occurs, you may not receive the cash payment that we are obligated to deliver on the expiration date of the AMPS until several days after the originally scheduled due date. You should refer to "Description of the AMPS—Market Disruption Events" below.

        If the calculation agent determines that an Event of Default (as defined below) has occurred with respect to the Company, a holder of the AMPS will only receive an amount equal to the market value of the AMPS on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to the Company of unwinding any underlying hedging or funding arrangements, all as determined by the calculation agent in its sole and absolute discretion. You should refer to "Description of the AMPS—Event of Default" below.

        You should decide to purchase the AMPS only after carefully considering the suitability of the AMPS in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the AMPS. You should refer to "Certain U.S. Federal Income Tax Considerations" below.

DESCRIPTION OF THE AMPS

        The following description of the AMPS supplements the description of the warrants in the accompanying prospectus. This is a summary, and is not complete. You should read the warrant agreement, dated as of July 9, 2003, between us and JPMorgan Chase Bank, as warrant agent (the "Warrant Agent"), as supplemented by the First Supplemental Warrant Agreement, dated as of July 17, 2003, between us, the Warrant Agent and Bear Stearns (collectively, the "Warrant Agreement"). A copy of the Warrant Agreement is available for inspection by any registered holder of the AMPS at the office of the Warrant Agent which is currently located at 4 New York Plaza, New York, N.Y. 10004, during the Warrant Agent's normal business hours.

General

        The AMPS will constitute direct, unconditional and unsecured obligations of the Company and will rank equally, without any preferences among themselves, with all our other existing and future unsecured and unsubordinated debt. Because we are a holding company, the AMPS will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.
At May 31, 2003:

  •
  we had outstanding (on an unconsolidated basis) approximately $39.8 billion of debt and other obligations, including approximately $36.7 billion of unsecured senior debt, and $2.5 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $163.9 billion of debt and other obligations (including $45.5 billion related to securities sold under repurchase agreements, $60.7 billion related to payables to customers, $29.2 billion related to financial instruments sold, but not yet purchased, and $28.5 billion of other liabilities, including $15.9 billion of debt).

        The principal amount of the AMPS will be $5,000,000. The AMPS will be automatically exercised on the expiration date, October 21, 2004. The AMPS will be issued only in fully registered form. Initially, the AMPS will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described below and the accompanying prospectus. The AMPS will not be subject to redemption prior to expiration.

        You should refer to the section entitled "Certain U.S. Federal Income Tax Considerations" below, for a discussion of certain federal income tax considerations to you as a holder of the AMPS.

Automatic Exercise

        All AMPS will be automatically exercised on the expiration date, October 21, 2004. The Company will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the third business day after the applicable valuation date, funds in an amount sufficient to pay the aggregate Cash Settlement Value of the AMPS. If the Company has made such funds available by that time, the Warrant Agent will thereafter be responsible for making funds available to DTC in an amount sufficient to pay the aggregate Cash Settlement Value of the AMPS. DTC will be responsible for disbursing such funds to each appropriate participant. Each participant will be responsible for disbursing such payments to holders of the AMPS it represents and to each brokerage firm for which it acts as agent and each brokerage firm will be responsible for disbursing funds to the holders of the AMPS it represents.

Payment Upon Exercise

        Upon exercise of the AMPS, for each AMPS you own, you will receive a payment equal to the "Cash Settlement Value". The Cash Settlement Value to which you will be entitled depends entirely on the relation of the Final Index Level to the Initial Index Level:

  (i)
  If the Final Index Level is greater than or equal to the Initial Index Level, the Cash Settlement Value per AMPS will equal:

provided, however, the Cash Settlement Value cannot exceed $5.75 per AMPS (the "Capped Value").

  (ii)
  If the Final Index Level is less than the Initial Index Level, the Cash Settlement Value per AMPS will equal:

        The "Initial Index Level" equals 981.73, which was the closing value of the Index at the time the AMPS were priced on July 17, 2003.

        The "Final Index Level" will be determined by the calculation agent and will equal the closing value of the Index on October 18, 2004, the "valuation date".

        You should understand that the opportunity to participate in the possible increases in the value of the Index through an investment in the AMPS is limited because the amount that you receive upon exercise will never exceed the Capped Value, which represents an appreciation of 15% over the original public offering price of the AMPS. However, in the event that the value of the Index declines over the term of the AMPS, the amount you receive upon exercise will be proportionately less than the original public offering price and you may therefore lose a part or all of your initial investment in the AMPS.

Illustrative Examples

        Set forth below are four examples of Cash Settlement Value calculations:

Example 1:

The hypothetical Final Index Level is equal to 103% of the Initial Index Level:

Initial Index Level: 975.00
Hypothetical Final Index Level: 1004.25

Cash Settlement Value (per AMPS) =

Example 2:

The hypothetical Final Index Level is equal to 75% of the Initial Index Level:

Initial Index Level: 975.00
Hypothetical Final Index Level: 731.25

Cash Settlement Value (per AMPS) =

Example 3:

The hypothetical Final Index Level is equal to 125% of the Initial Index Level:

Initial Index Level: 975.00
Hypothetical Final Index Level: 1218.75

Cash Settlement Value (per AMPS) =

Example 4:

The hypothetical Final Index Level is equal to 100% of the Initial Index Level:

Initial Index Level: 975.00
Hypothetical Final Index Level: 975.00

Cash Settlement Value (per AMPS) =

        These examples are for purposes of illustration only. The Index return will depend on the starting Index value and the percentage changes determined by the calculation agent as provided in this prospectus supplement. Historical value data regarding the Index are included in this prospectus supplement under "Description of the Index—Historical Data on the Index."

Book-Entry Warrants—Registration, Transfer and Payments

        Book-entry AMPS may be issued in whole or in part in the form of one or more fully registered global warrants deposited with, or on behalf of, the depositary and registered in the name of its nominee. Except as described below, a global warrant may not be transferred except as a whole by the depositary to its nominee or by its nominee to the depositary or another nominee of the depositary or by the depositary or its nominee to the depositary's successor or the successor's nominee.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the NYSE, the AMEX and the National Association of Securities Dealers, Inc. (the "NASD"). The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any AMPS that will be represented by a global warrant, the depositary will immediately credit on its book-entry system the respective amounts of the AMPS represented by the global warrant to participants' accounts. The accounts to be credited will be designated by our agents or by us if we directly offer and sell the AMPS. Ownership of beneficial interests in a global warrant will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global warrant will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of warrants take physical delivery of these warrants in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global warrant.

        Unless the global warrant is exchanged in whole or in part for a certificated AMPS, the global warrant cannot be transferred. However, the depositary, its nominees and their successors may transfer a global warrant as a whole to one another. This means we will not issue certificates to you. Until certificated AMPS are issued, the depositary, not you, will be considered the holder of AMPS represented by a global warrant under the Warrant Agreement. We have described below the only circumstances where AMPS represented by a global warrant will be exchangeable for certificated Warrants.

        We will make payments of principal and interest on the AMPS to the depositary or its nominee. We and the Warrant Agent will treat the nominee as the owner of the global warrants for all purposes. Neither we nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global warrant or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global warrants. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any payment of principal or interest on a global warrant. We expect that participants' payments to owners of the beneficial interests in a global warrant will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary's nominee is the only person that can exercise a right to repayment of a global warrant. If you own a beneficial interest in a global warrant and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        The AMPS will be issued initially as book-entry warrants. Generally, we will issue book-entry warrants only in the form of global warrants. AMPS represented by a global warrant may be exchanged for certificated warrants with the same terms in authorized denominations if:

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to have any AMPS of a series represented by a global warrant.

        In these circumstances, you will be entitled to physical delivery of AMPS in definitive form in an amount equal to your beneficial ownership interest and registered in your name.

Merger and Consolidation

        The Warrant Agreement and any AMPS issued under the Warrant Agreement will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the AMPS and the Warrant Agreement. We will then be relieved of any further obligation under the AMPS and the Warrant Agreement.

Modification to the Warrant Agreement

        We and the Warrant Agent may modify or amend the Warrant Agreement with the consent of the holders of not less than a majority in number of the outstanding AMPS affected by such modification or amendment. However, consent of all the affected holders is required, if such modification or amendment relates to the factors set forth below:

  •
  changes the exercise price of the AMPS;

  •
  reduces the amount receivable upon exercise of the AMPS, except as provided in the AMPS;

  •
  shortens the period of time during which the AMPS may be exercised;

  •
  otherwise materially and adversely affects the exercise rights of the holders of the AMPS; or

  •
  reduces the percentage of the number of outstanding AMPS, the consent of whose holders is required to modify or amend the Warrant Agreement.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

        The Warrant Agreement will not be qualified as an indenture, and the Warrant Agent will not be required to qualify as a trustee, under the Trust Indenture Act. Therefore, as a holder of the AMPS issued under the Warrant Agreement, you will not have the protection of the Trust Indenture Act with respect to the AMPS.

No Restrictive Covenants or Events of Default

        The Warrant Agreement and any AMPS issued under the Warrant Agreement will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The Warrant Agreement and any AMPS issued under the Warrant Agreement also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

        The validity, interpretation and performance of the Warrant Agreement and each AMPS issued thereunder will be governed by the laws of the State of New York.

Discontinuance of the Index

        If Standard & Poor's discontinues publication of the Index, or if it or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Index, then the ending value as of any succeeding valuation date will be determined by reference to the value of that index, which we refer to as a "successor index."

        Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the Warrant Agent, who will provide notice of the selection of the successor index to the registered holders of the AMPS.

        If Standard & Poor's discontinues publication of the Index, and a successor index is not selected by the calculation agent, or is no longer published on any valuation date, the periodic index level to be substituted for the Index for that valuation date will be a value computed by the calculation agent for that valuation date in accordance with the procedures last used to calculate the Index prior to any such discontinuance.

        If Standard & Poor's discontinues publication of the Index prior to the determination of the Cash Settlement Value, and the calculation agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Cash Settlement Value or (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in computing the Cash Settlement Value as described in the preceding paragraph, as if such day were a valuation date. The calculation agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to those values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the AMPS.

        If a successor index is selected, or the calculation agent calculates a value as a substitute for the Index as described above, the successor index or value will be substituted for the Index for all purposes, including for purposes of determining whether an Index Business Day or market disruption event has occurred. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the AMPS.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the AMPS, absent manifest error.

Adjustments to the Index

        If, at any time, the method of calculating the Index or a successor index is changed in any material respect, or if the Index or a successor index is in any other way modified, so that the value of the Index or the successor index does not, in the opinion of the calculation agent, fairly represent the value of that index, had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or the successor index, as if the changes or modifications had not been made, and calculate the closing value with reference to the Index or the successor index. Accordingly, if the method of calculating the Index or the successor index is modified so that the value of the Index or the successor index is a fraction or a multiple of what it would have been if it had not been modified (for example, due to a split in the Index), then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified (for example, as if the split had not occurred).

Market Disruption Events

        If there is a market disruption event on the valuation date, the valuation date will be the first succeeding Index Business Day on which there is no market disruption event, unless there is a market disruption event on each of the five Index Business Days following the original date that, but for the market disruption event, would have been the valuation date. In that case, the fifth Index Business Day will be deemed to be the valuation date, notwithstanding the market disruption event and the calculation agent will determine the level of the Index on that fifth Index Business Day in accordance with the formula for and method of calculating the Index in effect prior to the market disruption event using the exchange traded price of each security in the Index (or, if trading in any such security has been suspended or materially limited, the calculation agent's good faith estimate of the exchange traded price that would have prevailed but for such suspension or limitation) as of that fifth Index Business Day.

        An "Index Business Day" means a day on which The Nasdaq Stock Market, the NYSE and the AMEX are open for trading and the Index or any successor index is calculated and published.

        "Market Disruption Event" means either of the following events, as determined by the calculation agent, in its sole discretion:

  a.
  the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the applicable exchange in 20% or more of the stocks which then comprise the Index (without taking into account any extended or after-hours trading session); or

  b.
  the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index, or any successor index, which are traded on any major U.S. exchange.

        For the purpose of the above definition:

  1.
  a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, and

  2.
  for the purpose of clause (a) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered "material".

        Based on the information currently available to us, on each of September 11, 12, 13 and 14, 2001, the NYSE suspended all trading for the entire day, and on October 27, 1997, the NYSE suspended all trading during the one-half hour period preceding the close of trading. If any such suspension of trading occurred during the term of the AMPS, it would constitute a market disruption event. The existence or non-existence of these circumstances, however, is not necessarily indicative of the likelihood of these circumstances arising or not arising in the future.

Event of Default

        If an Event of Default (as defined below) with respect to the AMPS has occurred and is continuing, then a holder of the AMPS will only receive an amount equal to the market value of the AMPS on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to the Company of unwinding any underlying hedging or funding arrangements, all as determined by the calculation agent in its sole and absolute discretion.

        "Event of Default" shall mean the Company shall be adjudged bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under applicable law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property.

Redemption

        The AMPS are not subject to redemption before expiration.

Listing

        The AMPS have been approved for listing (subject to official notice of issuance) on the AMEX. The AMEX expects to cease trading the AMPS as of the close of business on the expiration date. Please refer to "Risk Factors—There may be no Secondary Market for the AMPS" on page S-9.

Same-Day Settlement and Payment

        Settlement for the AMPS will be made by the Underwriter in immediately available funds. All payments of principal and any Cash Settlement Value will be made by us in immediately available funds, so long as the AMPS are maintained in book-entry form.

Calculation Agent

        The calculation agent for the AMPS will be Bear Stearns.    All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and the Company. Because the calculation agent is an affiliate of the Company, potential conflicts of interest may exist between you and the calculation agent, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you. Bear Stearns is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE INDEX

General

        Unless otherwise stated, we have derived all information regarding the Index contained in this prospectus supplement, including its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Standard and Poor's Ratings Group, which is the index sponsor and is commonly referred to as Standard & Poor's. Standard and Poor's owns the copyright and all other rights to the Index. Standard & Poor's has no obligation to continue to publish, and may discontinue publication of, the Index. Standard & Poor's does not assume any responsibility for the accuracy or completeness of such information. The consequences of Standard & Poor's discontinuing the Index are described in the section entitled "Description of the AMPS—Discontinuance of the Index and Adjustments to the Index" above. Current information regarding the market value of the Index is available from Standard & Poor's and from numerous public information sources. We do not make any representation that the publicly available information about the Index is accurate or complete. The Index is determined, comprised and calculated by Standard & Poor's without regard to the offered AMPS. Neither we nor any of our affiliates accept any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in the Index.

        The Index is published by Standard & Poor's, and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate market value (as defined below) of the common stocks of 500 companies as of a particular time, compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of June 30, 2003, 424 companies or 84.7% of the Index traded on the NYSE; 74 companies or 15.1% of the Index traded on The Nasdaq Stock Market; and 2 companies or 0.2% of the Index traded on the AMEX. As of June 30, 2003, the aggregate market value of the 500 companies included in the Index represented approximately 78% of the aggregate market value of stocks included in the Standard & Poor's Stock Guide Database of domestic common stocks traded in the United States, excluding American depositary receipts and shares of real estate investment trusts, limited partnerships and mutual funds.

        Standard & Poor's chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings, that approximates the distribution of these groupings in the common stock population of the NYSE, which Standard & Poor's uses as an assumed model for the composition of the total market. Relevant criteria employed by Standard & Poor's include: the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the index with the number of companies currently included in each group indicated in parentheses: consumer discretionary (86), consumer staples (37), energy (23), financials (82), health care (46), industrials (60), information technology (83), materials (34), telecommunication services (12) and utilities (37). Standard & Poor's may from time to time, in its sole discretion, add companies to, or delete companies from, the index to achieve the objectives stated above.

        For more information concerning the composition of the Index see Standard & Poor's website at http://www.spglobal.com.

        THE INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE CASH SETTLEMENT VALUE ON THE AMPS WILL NOT PRODUCE THE SAME RETURN YOU WOULD HAVE RECEIVED HAD YOU PURCHASED SUCH UNDERLYING STOCKS AND HELD THEM UNTIL THE EXPIRATION DATE OF THE AMPS.

Computation of the Index

        While Standard & Poor's currently employs the following methodology to calculate the Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the index return amount payable to the beneficial owners of the AMPS.

        Standard & Poor's currently computes the Index as of a particular time, as follows:

  (a)
  the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "market value" of such stock);

  (b)
  the market value of all component stocks as of such time (as determined under clause (a) above) are aggregated;

  (c)
  the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

  (d)
  the mean average market values of all such common stocks over such base period (as determined under clause (c) above) are aggregated (such aggregate amount being referred to as the "base value");

  (e)
  the aggregate market value of all component stocks as of such time (as determined under clause (b) above) is divided by the base value; and

  (f)
  the resulting quotient (expressed in decimals) is multiplied by ten.

        While Standard & Poor's currently employs the above methodology to calculate the Index, no assurance can be given that Standard & Poor's will not modify or change this methodology in a manner that may affect the payment amount for the offered AMPS upon expiration or otherwise.

        Standard & Poor's adjusts the foregoing formula to negate the effects of changes in the market value of a component stock that are determined by Standard & Poor's to be arbitrary, or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of shares by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by Standard & Poor's of particular component stocks in the Index, and other reasons. In all such cases, Standard & Poor's first recalculates the aggregate market value of all component stocks (after taking account of the new market price per share of the particular component stock, or the new number of outstanding shares thereof, or both, as the case may be) and then determines the new base value in accordance with the following formula:

Old Base Value X New Market Value Old Market Value	= New Base Value

        The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above, to the extent necessary to negate the effects of such causes upon the Index.

Historical Data on the Index

        The following table sets forth the value of the Index at the end of each month in the period from January 1997 through June 2003. These historical data on the Index are not necessarily indicative of the future performance of the Index, or what the value of the AMPS may be. Any historical upward or downward trend in the value of the Index during any period set forth below is not any indication that the Index is more or less likely to increase or decrease at any time during the term of the AMPS. You should not take the historical levels of the Index as an indication of future performance. We cannot give you any assurance that the future performance of the Index or the index stocks will result in you receiving an amount greater than the outstanding face amount of your AMPS on the stated expiration date. Neither we nor any of our affiliates make any representation to you as to the performance of the Index.

        The actual performance of the Index over the life of the offered AMPS may bear little relation to the historical levels shown below.

Month End Closing Value of the Index January 1997- June 2003

	1997	1998	1999	2000	2001	2002	2003
January	786.16	980.28	1279.64	1394.46	1366.01	1130.20	855.70
February	790.82	1049.34	1238.33	1366.42	1239.94	1106.73	841.15
March	757.12	1101.75	1286.37	1498.58	1160.33	1147.39	848.18
April	801.34	1111.75	1335.18	1452.43	1249.46	1076.92	916.92
May	848.28	1090.82	1301.84	1420.60	1255.82	1067.14	963.59
June	885.14	1133.84	1372.71	1454.60	1224.38	989.82	974.50
July	954.29	1120.67	1328.72	1430.83	1211.23	911.62	—
August	899.47	957.28	1320.41	1517.68	1133.58	916.07	—
September	947.28	1017.01	1282.71	1436.51	1040.94	815.28	—
October	914.62	1098.67	1362.93	1429.40	1059.78	885.76	—
November	955.40	1163.63	1388.91	1314.95	1139.45	936.31	—
December	970.43	1229.23	1469.25	1320.28	1148.04	879.82	—

        The following table sets forth the closing values of the Index on the last Index Business Day of each year from 1947 through 2002, as published by Standard & Poor's. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the value of the Index will not decline (or increase insufficiently) and thereby reduce or eliminate the index return amount.

Year End Closing Value of the Index

Year	Year End Closing Value	Year	Year End Closing Value	Year	Year End Closing Value
1947	15.30	1966	80.33	1985	211.28
1948	15.20	1967	96.47	1986	242.17
1949	16.79	1968	103.86	1987	247.08
1950	20.43	1969	92.06	1988	277.72
1951	23.77	1970	92.15	1989	353.40
1952	26.57	1971	102.09	1990	330.22
1953	24.81	1972	118.05	1991	417.09
1954	35.98	1973	97.35	1992	435.71
1955	45.48	1974	68.56	1993	466.45
1956	46.67	1975	90.19	1994	459.27
1957	39.99	1976	107.45	1995	615.93
1958	55.21	1977	95.09	1996	740.74
1959	59.89	1978	96.11	1997	970.43
1960	58.11	1979	107.94	1998	1229.23
1961	71.55	1980	135.76	1999	1469.25
1962	63.10	1981	122.55	2000	1320.28
1963	75.02	1982	140.64	2001	1148.04
1964	84.75	1983	164.93	2002	879.82
1965	92.43	1984	167.24	6 mos June '03	974.50

        The closing value of the Index on July 17, 2003 was 981.73.

Historical Closing Values

        The following graph illustrates the historical performance of the Index on a monthly basis based on the closing value on the last business day of May 1947 through June 2003. Past movements of the Index are not necessarily indicative of future Index values.

Index Historical Closing Values

S&P 500 Index: June 1947 to June 2003

        This graph is for historical information only and should not be used or interpreted as a forecast or indication of future stock market performance, interest rate levels or variable returns applicable to the AMPS.

License Agreement

        Standard & Poor's and the Company have entered into a non-exclusive license agreement providing for the license to the Company, in exchange for a fee, of the right to use indices owned and published by Standard & Poor's in connection with certain securities, including the AMPS.

        The license agreement between Standard & Poor's and the Company provides that the following language must be stated in this prospectus supplement.

        "The AMPS are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of McGraw-Hill, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the holders of the AMPS or any member of the public regarding the advisability of investing in securities generally or in the AMPS particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the AMPS. S&P has no obligation to take the needs of the Company or the holders of the AMPS into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the AMPS, prices at which the AMPS are to be initially be sold, or quantities of the AMPS to be issued or in the determination of the timing of, prices at, or quantities of the AMPS to be issued or in the determination or calculation of the equation by which the AMPS are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the AMPS.

        S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE AMPS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES."

        All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by Standard & Poor's. None of the Company, Bear Stearns or the Warrant Agent assume any responsibility for the accuracy or completeness of such information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of AMPS. Except as provided below under "Federal Income Tax Consequences to Non-U.S. Holders," this summary deals only with an owner of an AMPS that is:

  •
  a citizen or resident of the United States or any State thereof,

  •
  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. holder").

        If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of an AMPS, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of an AMPS that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of an AMPS.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. holders that purchase AMPS at initial issuance, and own AMPS as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, expatriates, former citizens of the United States, or investors whose functional currency is not the U.S. dollar). Persons considering the purchase of AMPS should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of AMPS arising under the laws of any other taxing jurisdiction.

        General.    There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the treatment, for U.S. federal income tax purposes, of the AMPS or securities with terms substantially the same as the AMPS. Accordingly, the proper U.S. federal income tax treatment of the AMPS is uncertain.

        Characterization of the AMPS.    Pursuant to the terms of the AMPS, the Company and each U.S. Holder agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat the AMPS for all tax purposes as pre-paid cash-settled forward contracts linked to the value of the Index.

        Payment on the Exercise Date.    Assuming the AMPS are treated as pre-paid cash-settled forward contracts, upon the receipt of cash on the exercise date of the AMPS, a U.S. Holder will recognize gain or loss. The amount of such gain or loss will be the extent to which the amount of cash received differs from the U.S. Holder's tax basis in the AMPS (which, in general, will be the amount the U.S. Holder paid for its AMPS). It is uncertain whether any such gain or loss would be treated as ordinary income or loss or capital gain or loss. Absent a future clarification in current law (by an administrative determination or judicial ruling), where required, we intend to report any such gain or loss to the IRS in a manner consistent with the treatment of such gain or loss as capital gain or loss. If such gain or loss is treated as capital gain or loss, then any such gain or loss will generally be long-term capital gain or loss, as the case may be, if the U.S. Holder held the AMPS for more than one year on the exercise date. The deductibility of capital losses is subject to certain limitations.

        Sale or Exchange of the AMPS.    Assuming the AMPS are treated as pre-paid cash-settled forward contracts, upon a sale or exchange of an AMPS prior to the exercise date, a U.S. Holder should generally recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and such U.S. Holder's tax basis in the AMPS sold or exchanged. Capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the AMPS for more than one year at the time of the sale or exchange. As discussed above, the deductibility of capital losses is subject to certain limitations.

        The treatment of the AMPS described above is not binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the treatment of the AMPS or instruments similar to the AMPS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the AMPS.

Possible Alternative Tax Treatments of an Investment in the AMPS.

        Because there are no regulations, published rulings, or judicial decisions addressing the treatment for federal income tax purposes of securities with terms that are substantially the same as those of the AMPS, other treatments are possible. For example, it is possible that each AMPS could be treated as a "section 1256 contract" subject to the "mark-to-market" rules of section 1256 of the Code. If the AMPS were treated as section 1256 contracts, a U.S. Holder would be required to recognize taxable gain or loss on an annual basis as if the AMPS were sold at their fair market value on the last day of each taxable year. Thus, a U.S. Holder could incur income tax liability on an annual basis in respect of an increase in value of the AMPS without receiving a corresponding amount of cash. Any capital gain or loss with respect to a section 1256 contract (including gain or loss on the annual marking to market and gain or loss on sale or exchange) is treated as 60% long-term and 40% short-term, without regard to the U.S. Holder's holding period.

        Alternatively, it is possible that the AMPS could be treated as "contingent payment debt instruments" for federal income tax purposes. If the IRS were successful in asserting that the AMPS are contingent payment debt instruments, the timing and character of income thereon would be significantly affected.

        For example, a U.S. Holder would be required to include in income in each year an amount equal to the "comparable yield" of the AMPS, which is generally equal to the yield at which the Company would issue a noncontingent debt instrument with terms and conditions similar to the AMPS. In addition, a "projected payment schedule" would be computed as of the Closing Date that would produce the comparable yield. Furthermore, any gain realized on the exercise date or upon an earlier sale or exchange of the AMPS would generally be treated as ordinary income, and any loss realized on the exercise date or upon a sale or other disposition of the AMPS would be treated as ordinary loss to the extent of interest included as income in the current or previous taxable years by the U.S. Holder in respect of the AMPS, and capital loss thereafter.

        Even if the AMPS are not treated as contingent payment debt instruments or section 1256 contracts, other alternative U.S. federal income tax characterizations or treatments of the AMPS are possible, and if applied could also affect the timing and the character of the income or loss with respect to the AMPS. Prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the AMPS.

Federal Income Tax Consequences to Non-U.S. Holders.

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of an AMPS that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership,

  •
  an estate whose income is not subject to U.S. federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Assuming an AMPS is treated as a pre-paid cash-settled forward contract, in the case of a Non-U.S. Holder, a payment made with respect to an AMPS on the exercise date will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements and that such payments are not effectively connected with a U.S. trade or business of such Non-U.S. Holder. Any capital gain realized upon the sale or other disposition of an AMPS by a Non-U.S. Holder will generally not be subject to U.S. federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such Non-U.S. Holder and (ii) in the case of an individual Non-U.S. Holder, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition, or the gain is not attributable to a fixed place of business maintained by such individual in the United States and such individual does not have a "tax home" (as defined for U.S. federal income tax purposes) in the United States.

        As discussed above, alternative characterizations of the AMPS for U.S. federal income tax purposes are possible. Should an alternative characterization of the AMPS, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the AMPS to become subject to withholding tax, the Issuer will withhold tax at the applicable statutory rate and will not pay "additional amounts" or otherwise "gross-up" the Non-U.S. Holders. Prospective Non-U.S. Holders of the AMPS should consult their own tax advisors in this regard.

Backup Withholding and Information Reporting

        A beneficial owner of an AMPS may be subject to information reporting and to backup withholding at the applicable statutory rate of U.S. federal income tax on certain amounts paid to the beneficial owner unless such beneficial owner provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

        Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of AMPS by a Plan with respect to which the Company and/or Bear Stearns is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such AMPS are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. The Company and several of its subsidiaries, such as Bear Stearns, are each considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although the Company is not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither the Company nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts. A fiduciary of a Plan purchasing AMPS, or in the case of certain IRAs, the grantor or other person directing the purchase of the AMPS for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the AMPS will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on Disqualified Persons who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of AMPS on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, the Company and/or Bear Stearns should consult with counsel prior to making any such acquisition.

USE OF PROCEEDS AND HEDGING

        At closing we will transfer the net proceeds from the sale of the AMPS to BSIL, for their general corporate purposes. In addition, BSIL, on or before the date of this prospectus supplement, will also hedge our anticipated exposure in connection with the AMPS by the purchase and sale of exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the Index, individual stocks included in the Index, futures contracts on the Index and/or options on such futures contracts. At various times after the initial offering and before the expiration of the AMPS, depending on market conditions (including the value of the Index), in connection with hedging with respect to the AMPS, we expect that BSIL will increase or decrease our initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, individual stocks included in the Index, listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Index and such individual stocks. In addition, BSIL may periodically purchase or otherwise acquire a long or short position in the AMPS and may, in our or their discretion, hold or resell such AMPS. BSIL may also take positions in other types of appropriate financial instruments that may become available in the future. If BSIL has a long hedge position in the Index, individual stocks included in the Index or options contracts in, or other derivative or synthetic instruments related to, the Index and such underlying stocks, then BSIL may liquidate a portion of its holdings at or about the time of the expiration of the AMPS. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. BSIL will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions is taken into account. Although we have no reason to believe that such hedging activity will have a material impact on the price of such options, stocks, futures contracts and such options on futures contracts or on the value of the Index, we cannot guarantee that BSIL will not affect such prices or value as a result of their hedging activities. You should also refer to "Use of Proceeds" in the accompanying prospectus.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement dated July 17, 2003 (the "Underwriting Agreement"), between us and the Underwriter named below, we have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from us, the aggregate principal amount of AMPS set forth opposite its name below.

Underwriter	Principal Amount of AMPS
Bear, Stearns & Co. Inc.	$5,000,000

Total	$5,000,000

        The Underwriter has advised us that it proposes to offer some or all of the AMPS to the public at the offering price set forth on the cover page of this prospectus supplement and any balance to certain dealers at a price that reflects concessions not in excess of $0.075 per AMPS. Such dealers may reallow a concession to other dealers not in excess of 1.5% per AMPS. After the initial offering to the public, the public offering price and other selling terms may be changed. The Underwriting Agreement provides that we will pay as underwriter's compensation the amount set forth as underwriting discount on the table on the cover page of this prospectus supplement.

        The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all of the AMPS. The Underwriter reserves the right to withdraw, cancel or modify the offering, and to reject orders in whole or in part.

        The Underwriter has agreed that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it offers, sells or delivers any of the AMPS or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission which is (to the best of its knowledge and belief) required by it for the purchase, offer, sale or delivery by it of the AMPS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither we nor the Underwriter shall have any responsibility therefor.

        Bear Stearns is a wholly owned subsidiary of the Company. Because Bear Stearns is underwriting the Company's securities in this offering and because more than 10% of the proceeds of this offering, not including underwriting compensation, may be received by entities who are affiliated with National Association of Securities Dealers, Inc. members who are participating in this offering, this offering is being conducted in compliance with the National Association of Securities Dealers Conduct rules 2710(c)(8) and 2720. Pursuant to those rules, the initial public offering price can be no higher than that recommended by a qualified independent underwriter, or QIU, which has participated in the preparation of this prospectus supplement and performed its usual standard of due diligence with respect to this prospectus supplement. In accordance with this requirement, Burnham Securities Inc. has agreed to act as qualified independent underwriter with respect to the offering, and the initial public offering price of the AMPS will be no higher than that recommended by Burnham Securities Inc. Burnham Securities Inc. has performed due diligence investigations and reviewed and participated in the preparation of this prospectus supplement. Burnham Securities Inc. will receive a fee of $25,000 as compensation for its services as QIU and we will indemnify Burnham Securities Inc. against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that Burnham Securities Inc. may be required to make in respect thereof.

        The AMPS are a new issue of securities with no established trading market. The AMPS have been approved for listing (subject to official notice of issuance) on the AMEX. We have been advised by Bear Stearns that, following completion of the offering of the AMPS, Bear Stearns intends to make a market in the AMPS, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the AMPS will develop or, if such a trading market develops, as to the liquidity of such trading market.

        All secondary trading in the AMPS will settle in same day funds. See "Description of AMPS—Book-Entry Warrants—Registration, Transfer and Payments" above.

        It is expected that delivery of the AMPS will be made against payment therefor on or about July 23, 2003, which is the fourth business day following the date hereof (such settlement cycle being herein referred to as "T+4"). Purchasers of AMPS should note that the ability to settle secondary market trades of the AMPS executed on the date of pricing may be affected by the T+4 settlement.

        The Underwriting Agreement provides that we will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

        Bear Stearns in its capacity as Underwriter, has committed to purchase from us 100% of the principal amount of the AMPS. Bear Stearns is our wholly-owned subsidiary. To the extent that part or all of the AMPS so purchased by Bear Stearns are not resold by it at the initial offering price, the funds derived from our sale of the AMPS on a consolidated basis may be reduced, because we will not derive any additional funds from AMPS purchased by Bear Stearns and not resold. Bear Stearns intends to resell any AMPS that it is unable to resell from time to time, at prevailing market prices, subject to applicable prospectus delivery and other legal requirements.

        In order to facilitate the offering of the AMPS, Bear Stearns may over-allot or effect transactions which stabilize or maintain the market price of the AMPS at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns may over-allot or otherwise create a short position in the AMPS for its own account by selling more AMPS than have been sold to us. Bear Stearns may elect to cover any such short position by purchasing AMPS in the open market. In addition, Bear Stearns may stabilize or maintain the price of the AMPS by bidding for or purchasing AMPS in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if AMPS previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the AMPS at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the AMPS to the extent that it discourages resales of AMPS. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

LEGAL MATTERS

        The validity of the AMPS will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $10,227,293,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

The date of this prospectus is April 24, 2003.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website our annual reports on Form 10-K; quarterly reports on Form 10-Q and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002;

          (2)   the Quarterly Report on Form 10-Q for the quarter ended February 28, 2003; and

          (3)   the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14, 2003, January 30, 2003, February 11, 2003, February 11, 2003, February 24, 2003, March 19, 2003, March 19, 2003, March 26, 2003 and April 7, 2003.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

CERTAIN DEFINITIONS

        Unless otherwise stated in this prospectus:

  •
  the "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

  •
  "AMEX" refers to the American Stock Exchange LLC;

  •
  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

  •
  "BSB" refers to Bear Stearns Bank plc;

  •
  "BSSC" refers to Bear, Stearns Securities Corp.;

  •
  "BSIL" refers to Bear, Stearns International Limited;

  •
  "DAiSSSM" refers to Dutch Auction internet Syndication SystemSM;

  •
  "ISE" refers to the International Securities Exchange;

  •
  "NASD" refers to the National Association of Securities Dealers, Inc.;

  •
  "NYSE" refers to the New York Stock Exchange, Inc.; and

  •
  "securities" refers to the notes, warrants, preferred stock and depositary shares described in this prospectus.

        Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on both the NYSE, AMEX and ISE;

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment advisor with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179 and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the three months ended February 28, 2003 and 2002, the fiscal years ended November 30, 2002, 2001 and 2000, the five months ended November 26, 1999 and the fiscal years ended June 30, 1999 and 1998.

	Three Months Ended February 28,		Fiscal Year Ended November 30,				Fiscal Year Ended June 30,
						Five Months Ended November 26, 1999
	2003	2002	2002	2001	2000		1999	1998
Ratio of earnings to fixed charges	2.3	1.6	1.7	1.2	1.2	1.3	1.3	1.3
Ratio of earnings to combined fixed charges and preferred dividends	2.2	1.5	1.7	1.2	1.2	1.3	1.3	1.3

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as set forth under the section entitled "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $10,227,293,162 under this prospectus. As of the date of this prospectus, we have issued approximately $79,146,315,588 aggregate principal amount of debt securities under the Indenture, of which $20,739,437,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount (or such other principal amount specified in the applicable prospectus supplement) of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Global Securities

        The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form.

        Unless and until a global security is exchanged in whole or in part for the applicable definitive debt securities, a global security may only be transferred as a whole by:

  •
  the depositary for the global security to a nominee of the depositary;

  •
  a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  the depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

        Each prospectus supplement relating to a series will describe the specific terms of the depositary arrangement with respect to the applicable debt securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

        Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

        Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have debt securities represented by global securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

  •
  will not be considered the owners or holders of these securities under the Indenture.

        Subject to the restrictions referred to under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants," payments of principal, any premium and interest on the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the holder of such global security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the Trustee may act or refrain from acting without liability on any information provided by the depositary.

        We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depositary must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depositary by the owners of the beneficial interests.

        If the depositary is at any time unwilling or unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 calendar days, we will issue debt securities in certificated form in exchange for all outstanding global securities.

        In addition, we may at any time determine not to have debt securities represented by a global security. In that event, we will issue debt securities in definitive form in exchange for all global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of debt securities equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of the series so issued will be issued as:

  (1)
  registered debt securities in denominations, unless we specify otherwise, of $1,000 and integral multiples of $1,000 if the debt securities of that series are issuable as registered debt securities;

  (2)
  bearer debt securities in the denomination or denominations we have specified if the debt securities of that series are issuable as bearer debt securities; or

  (3)
  either registered or bearer debt securities, if the debt securities of that series are issuable in either form.

        You should read the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on, (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to certain fundamental provisions of which a default would require the consent of the holders of each outstanding security of a series affected to waive, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants for the purchase of debt securities, warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government debt securities"), warrants to buy or sell currencies, currency units or units of a currency index or currency basket, warrants to buy or sell units of a stock index or stock basket and warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of debt securities and may be attached to or separate from those debt securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as set forth under the section entitled "Where You Can Find More Information."

General

        The terms of any particular series of warrants will be described in the prospectus supplement relating to that particular series of warrants, including, where applicable:

  (1)
  whether the warrant is for debt securities, Government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the warrant;

  (2)
  the offering price;

  (3)
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  (4)
  the date on which the right to exercise those warrants will commence and the date on which that right will expire;

  (5)
  whether those warrants are to be issuable in registered or bearer form;

  (6)
  whether those warrants are extendible and the period or periods of such extendibility;

  (7)
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  (8)
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  (9)
  US federal income tax consequences applicable to those warrants; and

  (10)
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

        If the offered warrants are to purchase debt securities, the prospectus supplement will also describe:

  (1)
  the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the debt securities purchasable upon exercise of those warrants;

  (2)
  the designation and terms of the debt securities with which those warrants are issued and the number of those warrants issued with each such debt security;

  (3)
  the date or dates on and after which those warrants and the related debt securities will be separately transferable; and

  (4)
  the principal amount of debt securities purchasable upon exercise of one offered warrant and the price at which and currency, currency unit or currency basket in which such principal amount of debt securities may be purchased upon such exercise.

        Before you exercise your warrants, you will not have any of the rights of holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants in the Indenture.

        If the offered warrants are to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket, the prospectus supplement will describe:

  •
  the amount and designation of the Government debt securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each warrant; and

  •
  whether those warrants provide for cash settlement or delivery of the Government debt securities or currency, currency unit, currency index or currency basket upon exercise.

        If the offered warrants are warrants on a stock index or a stock basket, they will provide for payment of an amount in cash that will be determined by reference to increases or decreases in such stock index or stock basket. The prospectus supplement will describe:

  •
  the terms of those warrants;

  •
  the stock index or stock basket covered by those warrants; and

  •
  the market to which the stock index or stock basket relates.

        If the offered warrants are warrants on a commodity or commodity index, those warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The prospectus supplement will describe:

  •
  the terms of those warrants;

  •
  the commodity or commodity index covered by those warrants; and

  •
  any market to which the commodity or commodity index relates.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        As the applicable prospectus supplement permits, a single global warrant certificate, registered in the name of the nominee of the depository of the warrants, or definitive certificates that may be exchanged on a fixed date, or on a date or dates selected by us, for interests in a global warrant certificate may be issued for:

  •
  warrants to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket; and

  •
  warrants on stock indices or stock baskets or on commodities or commodity indices.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        As set forth in, or calculable from, the prospectus supplement relating to each series of warrants, each warrant you purchase will entitle you to:

  •
  buy the equivalent amount of the debt securities;

  •
  buy or sell the equivalent amount of Government debt securities;

  •
  buy or sell the equivalent amount of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price;

  •
  receive a settlement value for the equivalent amount of Government debt securities; or

  •
  receive a settlement value for the equivalent amount of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index.

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, you may exercise your warrants by:

  •
  delivery to the warrant agent of the warrant certificate evidencing such warrants properly completed and duly executed; and

  •
  payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, or (except in the case of warrants providing for cash settlement) payment for or delivery of the Government debt securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of such warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the debt securities purchasable upon such exercise, or buy or sell such Government debt securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with U.S. federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States Persons," as defined below, except as otherwise permitted by certain U.S. Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States Persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a U.S. taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States Person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States Persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-U.S. beneficial ownership be delivered once a bearer warrant is exercised).

DESCRIPTION OF PREFERRED STOCK

        This section sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificate of designations, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designations for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designations for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available as set forth under the section entitled "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2002, there were outstanding:

  •
  479,250 shares of Adjustable Rate Cumulative Preferred Stock, Series A;

  •
  3,817,850 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  3,293,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  3,745,000 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certification of incorporation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary) the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        No series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section sets forth certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part.

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depositary. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depositary may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depositary determines that it is not feasible to make such a distribution, the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depositary will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depositary (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depositary together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depositary only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depositary as a result of that distribution has been distributed by the Depositary to the holders of those depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Miscellaneous

        Each depositary will forward to the holders of depositary shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock held by the depositary. In addition, each depositary will make available for inspection by the holders of those depositary shares, at the principal office of such depositary and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depositary as the holder of preferred stock.

        Neither we nor any depositary will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depositary under a deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove any depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Any series of preferred stock (and the depositary shares relating to such series) may be issued in certificated or book-entry form, as specified in the applicable prospectus supplement. Book-entry preferred stock or depositary shares will be issued in the form of a single global stock certificate or a single global depositary receipt (as the case may be) registered in the name of the nominee of The Depository Trust Company or any successor or alternate depositary we select.

        The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the NYSE, the AMEX and the NASD. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Upon our issuance of any preferred stock or depositary shares that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of preferred stock or depositary shares represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the preferred stock or depositary shares. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

        Unless the global security is exchanged in whole or in part for the relevant definitive security representing preferred stock or depositary shares, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until the relevant definitive security representing preferred stock or depositary shares is issued, the depositary, not you, will be considered the holder of preferred stock or depositary shares represented by a global security. We have described below the only circumstances where preferred stock or depositary shares represented by a global security will be exchangeable for certificates representing preferred stock or depositary shares.

        We will pay dividends and other distributions on the preferred stock or depositary shares to the depositary or its nominee. We and the depositary will treat the nominee as the owner of the global securities for all purposes. Neither we nor the depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any dividend payment or other distribution on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

        The depositary nominee is the only person who can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

        Unless otherwise specified in the applicable prospectus supplement, preferred stock or depositary shares will be issued initially as book-entry preferred stock or depositary shares. Generally, we will issue book-entry preferred stock or depositary shares only in the form of global securities. Preferred stock or depositary shares represented by a global security may be exchanged for the relevant definitive security with the same terms in authorized denominations if:

  •
  the depositary notified us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to have any preferred stock or depositary shares represented by a global security.

        In these circumstances, you will be entitled to physical delivery of a definitive certificate or other instrument evidencing such preferred stock or depositary shares in an amount equal to your beneficial ownership interest and registered in your name.

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will set forth the manner and terms of an offering of securities, including:

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

  •
  the securities' purchase price or initial public offering price; and

  •
  the proceeds we anticipate from the sale of the securities.

        When securities are to be sold to underwriters, unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale.

        Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving the assets of employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans and entities treated for purposes of ERISA and the Code as holding assets thereof are in this prospectus collectively referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        Each of us, Bear Stearns and BSSC may be considered a "party in interest" or "disqualified person" with respect to many Plans, including, for example, IRAs established with us or them. The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") could constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

        Applicable exemptions may include certain prohibited transaction class exemptions ("PTCEs") (for example, PTCE 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective trust funds and PTCE 95-60 relating to insurance company general accounts).

        A fiduciary who is responsible for an ERISA Plan engaging in a non-exempt prohibited transaction may be liable for any losses to the Plan resulting from such transaction and may be subject to a penalty under ERISA. Also, Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2002 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this prospectus supplement, the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this prospectus supplement is correct on any date after their respective dates.

TABLE OF CONTENTS

Prospectus Supplement

$5,000,000

The Bear Stearns
Companies Inc.

Accelerated Market Participation Securities
(Linked to the S&P 500 Index)
("AMPS")

PROSPECTUS SUPPLEMENT

Bear, Stearns & Co. Inc.

July 17, 2003

QuickLinks

CERTAIN DEFINITIONS
SUMMARY INFORMATION—QUESTIONS AND ANSWERS
RISK FACTORS
DESCRIPTION OF THE AMPS
DESCRIPTION OF THE INDEX
Month End Closing Value of the Index January 1997- June 2003
Year End Closing Value of the Index
Index Historical Closing Values S&P 500 Index: June 1947 to June 2003
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
USE OF PROCEEDS AND HEDGING
UNDERWRITING
LEGAL MATTERS
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
CERTAIN DEFINITIONS
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES